UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

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XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

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British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

5217 Winnebago Lane Austin, Texas (Address of principal executive offices)

(512) 386-2900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2019, XBiotech Inc. (“we,” “us” or the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Piper Jaffray & Co (“Piper Jaffray” ) which establishes an at-the-market equity program pursuant to which we may offer and sell shares of our common stock, no par value per share (“Common Stock”), from time to time as set forth in the Sales Agreement. The Sales Agreement provides for the sale of up to 4,334,453 shares of our Common Stock (“Shares”).

Subject to the terms and conditions set forth in the Sales Agreement, Piper Jaffray will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon our instructions, including any price, time or size limits we specify. We have agreed to pay Piper Jaffray a commission at a fixed rate equal to three percent (3.0%) of the gross proceeds from each sale of Shares. In addition, we have agreed to pay certain expenses incurred by Piper Jaffray in connection with the Sales Agreement, including up to $50,000 of the fees and disbursements of their counsel. However, in the event Piper Jaffray acts as principal in the sale of common stock under the Sales Agreement, such rate of compensation will not apply, but in no event will the total compensation of Piper Jaffray, when combined with the reimbursement of Piper Jaffray for the out-of-pocket reasonable fees and disbursements of its counsel as described above, exceed 8.0% of the gross proceeds received from the sale of the Shares. We have also agreed to provide Piper Jaffray with customary indemnification rights. The Sales Agreement will terminate upon the sale of all of the Shares under the Sales Agreement, unless terminated earlier by either party as permitted under the Sales Agreement.

Sales of the Shares, if any, under the Sales Agreement will be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made from time to time directly on or through the Nasdaq Global Select Market, on any other existing trading market for the Shares, to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We have no obligation to sell any of the Shares, and, at any time, we may suspend offers under the Sales Agreement or terminate the Sales Agreement.

Sales of Shares under the Sales Agreement will be made pursuant to the registration statement on Form S-3 (File No. 333-213218), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2016, and a related Prospectus Supplement filed with the SEC on April 30, 2019.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein and into the Registration Statement.

The opinion of our counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is filed herewith as Exhibit 5.1. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Stikeman Elliott LLP.

10.1	Equity Distribution Agreement, dated April 30, 2019, between XBiotech Inc. and Piper Jaffray & Co.

23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XBiotech Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 01, 2019	XBIOTECH INC.

	By:	/S/John Simard
John Simard
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Stikeman Elliott LLP.

10.1	Equity Distribution Agreement, dated April 30, 2019, between XBiotech Inc. and Piper Jaffray & Co.

23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).